Exhibit 99.1

Ironclad Performance Wear Reports First Quarter 2011 Financial Results

Results Exceed Expectations; Net Sales and Gross Profit Up 37% and 28%, Respectively

LOS ANGELES, CA – May 11, 2011 – Ironclad Performance Wear Corporation (ICPW:OB), a leader in high-performance task-specific work gloves and apparel for industrial workers, professional craftsmen and consumers, announced today financial results for the first quarter ended March 31, 2011.

First Quarter 2011 Results
The Company reported net sales for the first quarter of 2011 of $3.40 million, an increase of 36.8% percent from the first quarter 2010 of $2.48 million.

Gross profit increased 27.6% to $1.4 million, or 40.5% of sales, compared to $1.1 million, or 43.4% of sales in the first quarter of 2010.

Operating expenses as a percent of sales decreased to 45.1%, or $1.53 million, compared to 57.6% of sales, or $1.43 million during the same period last year.

Net loss from operations decreased 55.4% to ($156,479) compared to ($351,068) during the same period in 2010.

Net loss decreased $115,644 to ($258,037) in the first quarter 2010, a 30.9% decrease, compared to ($373,681) in the same period last year.

“Our success in the first quarter was driven by increased sales and distribution across both our industrial safety and retail channels” said Scott Jarus, Chairman and CEO of Ironclad.  “In addition, our expansion into the Automotive and Outdoor Sporting Goods markets has been very successful, both for our Ironclad-branded gloves as well as our co-branded gloves under the Snap-on and Realtree labels.  From a cash and inventory perspective, Ironclad continues to leverage its healthy balance sheet as we build product for deliveries in the third and fourth quarters of this year”.

Guidance for 2011
We continue to expect that Ironclad will see growth in our core, OEM and new business channels.  As a result, we believe Net Sales will increase by 10 to 12% over 2010’s level, and EBITDA, including non-cash stock option expenses (Earnings Before Interest, Taxes, Depreciation, Amortization and ASC 718) will be positive.  Ironclad’s expected marginal increase in earnings per share is tempered by the fact that there is a legislated deferral of the Company’s net operating loss carry-forward, or “NOL”, by California – the Company’s home State.  This means that Ironclad will be paying State income taxes on its profits during 2011, and will be using the deferred NOL in future years.  This does not affect the use of Ironclad’s NOL for federal income tax purposes.

Conference Call
Ironclad Performance Wear will hold a conference call to discuss first quarter 2011 financial results on Wednesday, May 11th, at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time).  To participate in the conference call, interested parties should dial (888) 549-7704 ten minutes prior to the call.  International callers should dial 1+ (480) 629-9762. If you are unable to participate in the live call, a replay will be available through May 25, 2011.  To access the replay, dial (877) 870-5176 (passcode: 4438655). International callers should dial 1+ (858) 384-5517 and use the same passcode.

In addition, the conference call will also be broadcast live over the Internet and can be accessed at www.ironclad.com. For those unable to participate during the live broadcast, the Webcast will be archived on this site through May 25, 2011.

The Company's financial results will be posted online at www.ironclad.com once they are publicly released.

About Ironclad Performance Wear Corporation
Ironclad Performance Wear is a leader in high-performance task-specific work gloves and apparel.  It created the performance work glove category in 1998, and continues to leverage its leadership position in the safety, construction and industrial markets through the design, development and distribution of specialized task-specific gloves for industries such as oil & gas extraction; automotive; and police, fire, first-responder and military. The Company has also extended its product line into the outdoor sports and lifestyle markets, with gloves designed specifically for hunters and campers.  Ironclad engineers and manufactures its products with a focus on innovation, design, advanced material science and durability. Ironclad's gloves and apparel are available through industrial suppliers, hardware stores, home centers, lumber yards, and sporting goods retailers nationwide; and through authorized distributors in North America, Europe, Australia and Asia.

Built Tough for the Industrial Athlete™

For more information on Ironclad, please visit the Company's Website at www.ironclad.com.

Information about Forward-Looking Statements
This release contains "forward-looking statements" that include information relating to future events and future financial and operating performance. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management's good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for Ironclad's products, the introduction of new products, Ironclad's ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of Ironclad's liquidity and financial strength to support its growth, and other information that may be detailed from time-to-time in Ironclad's filings with the United States Securities and Exchange Commission. Examples of such forward looking statements in this release include statements regarding guidance about and achievement of financial goals and exceptional performance for 2011, increasing interest and sales of Ironclad’s products, market opportunities presented by new products and/or customers and Ironclad’s profitability in 2011.  For a more detailed description of the risk factors and uncertainties affecting Ironclad, please refer to the Company's recent Securities and Exchange Commission filings, which are available at www.sec.gov. Ironclad undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts
Scott Jarus, CEO
scottj@ironclad.com
(310) 643-7800 x120

Lorna Miller, Media Relations
lornam@ironclad.com
(310) 496-0939

Ironclad Performance Wear Corp.
CONSOLIDATED BALANCE SHEETS

	March 31, 2011	December 31, 2010
ASSETS
Current Assets
Cash and cash equivalents	$893,451	$1,067,437
Accounts receivable net of allowance for doubtful accounts of $130,000 and $130,000	1,125,844	776,943
Due from Factor	702,416	1,968,764
Inventory net of reserve of $227,500 and $220,000	3,490,726	3,268,189
Deposits on Inventory	1,218,420	1,033,982
Prepaid and other	245,397	119,931
Total current assets	7,676,254	8,235,246

Property, Plant and equipment
Computer equipment and software	477,204	390,525
Vehicle	43,680	43,680
Office equipment and furniture	178,506	193,034
Leasehold improvements	39,694	39,694
Less: accumulated amortization	(418,099)	(406,909)
Total property, plant and equipment	320,985	260,024

Trademarks, net of accumulated amortization of $26,369 and $24,762	108,551	109,958
Deposits	11,354	11,354

Total Assets	$8,117,144	$8,616,582

LIABILITIES & STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable and accrued expenses	$2,374,170	$2,526,103
Line of credit	1,591,782	1,776,388
Total current liabilities	3,965,952	4,302,491

Long Term Liabilities
Fair value of warrant liability	-	-
Total Liabilities	3,965,952	4,302,491

Stockholder's Equity

Common stock, $.001 par value; 172,744,750 shares authorized;73,469,216 and 72,951,185 shares issued and outstanding at March 31, 2011 and December 31, 2010, respectively	73,469	72,951
Additional paid In capital	18,327,333	18,232,713
Accumulated deficit	(14,249,610)	(13,991,573)
Total Stockholders' Equity	4,151,192	4,314,091

Total Liabilities & Stockholders' Equity	$8,117,144	$8,616,582

Ironclad Performance Wear Corp.
CONSOLIDATED STATEMENTS OF OPERATIONS
	Three Months Ended March 31, 2011	Three Months Ended March 31, 2010

REVENUES
Net sales	$3,397,128	$ 2,482,930

COST OF SALES
Cost of sales	2,020,959	1,389,800

GROSS PROFIT	1,376,169	1,093,130

OPERATING EXPENSES
General and administrative	593,588	570,492
Sales and marketing	612,223	618,744
Research and development	83,864	64,912
Purchasing, warehousing and distribution	213,695	171,542
Depreciation and amortization	29,278	18,508
Total Operating Expenses	1,532,648	1,444,198

LOSS FROM OPERATIONS	(156,479)	(351,068)

OTHER INCOME(EXPENSE)
Interest expense	(24,621)	(19,177)
Interest income	13	15
Change in fair value of warrant liability	-	(1,929)
Other income(expense), net	-	(156)
Total Other Income(Expense), Net	(24,608)	(21,247)

NET LOSS BEFORE INCOME TAXES	(181,087)	(372,315)

PROVISION FOR INCOME TAXES	76,950	1,366

NET LOSS	$(258,037)	$ (373,681)

BASIC AND DILUTED NET LOSS PER COMMON SHARE	$(0.00)	$ (0.01)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	72,951,185	72,951,185
Diluted	81,207,361	89,634,015